SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2004

HOLLY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-03876 (Commission File Number)	75-1056913 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)		75201-6927 (Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

     Attached as an exhibit hereto and incorporated herein by reference in its entirety is the press release, attached hereto as Exhibit 99.1, issued by Holly Corporation (the “Company”) on August 2, 2004, announcing a two-for-one stock split, an increase in the quarterly cash dividend and the resumption of the stock repurchase program.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	- Press Release of the Company issued August 2, 2004.*

*	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By /s/ Stephen J. McDonnell
Stephen J. McDonnell
Vice President & Chief Financial Officer

Date: August 3, 2004

EXHIBIT INDEX

Exhibit
Number		Exhibit Title
99.1	-	Press Release of the Company issued August 2, 2004.